Exhibit 10.4

EXECUTION VERSION

CLASS A-L CREDIT AGREEMENT

dated as of March 5, 2026

among

Owl Rock CLO XXIV, LLC

as Borrower,

the Lenders party hereto,

The Bank of New York Mellon Trust Company, National Association,

as Loan Agent and as Collateral Trustee

-i-

-ii-

Annex X	Definitions

Exhibit A	Form of Assignment Agreement
Exhibit B	Form of Borrowing Request

Schedule 1	Initial Lenders
Schedule 2	Addresses for Notices

-iii-

CLASS A-L CREDIT AGREEMENT

This CLASS A-L CREDIT AGREEMENT (this “Agreement”), dated as of March 5, 2026, is entered into by and among Owl Rock CLO XXIV, LLC, a limited liability company organized under the laws of the State of Delaware, as the borrower (the “Borrower”), the Lenders (as defined below) from time to time party hereto and The Bank of New York Mellon Trust Company, National Association (the “Bank”), as loan agent (the “Loan Agent”) and as collateral trustee under the Indenture (in such capacity, the “Collateral Trustee”).

The terms of this Agreement, and the rights and obligations set forth hereunder, shall become effective as specified in Section 7.9 hereof.

W I T N E S  S E T H:

WHEREAS, the Borrower is a limited liability company organized under the laws of the State of Delaware with powers to pursue a strategy of investing on a leveraged basis and acquiring, holding and disposing of a diversified pool of Collateral Obligations;

WHEREAS, the Borrower will be issuing Debt under the Indenture, subject to the terms and conditions set forth therein, and will pledge as security for the Secured Debt (including the Secured Loans (as defined herein)) all of the Assets, as set forth in the Indenture;

WHEREAS, the Borrower desires to obtain Commitments from the Lenders, pursuant to which Loans shall be made, subject to the terms and conditions set forth herein, in a maximum aggregate principal amount not to exceed at any time the Aggregate Commitment at such time; and

WHEREAS, the Lenders are willing to extend the Secured Loans, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby as of the Closing Date, agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 Defined Terms. Certain capitalized terms used in this Agreement shall have the respective meanings set forth in Annex X hereto. As used in this Agreement, and unless the context requires a different meaning, capitalized terms used but not defined herein (including in Annex X hereto) shall have the respective meanings set forth in the Indenture. In the event of any inconsistency between the definition of any term as set forth herein and the definition for such term as set forth in the Indenture, the definition for such term as set forth in the Indenture shall control. The parties hereto acknowledge that the Secured Loans made under this Agreement are the “Class A-L Loans” referred to in the Indenture.

Section 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Assignment Agreement, notice and other communication delivered from time to time in connection with this Agreement or any other Credit Document.

Section 1.3 Interpretation. In this Agreement, unless a clear contrary intention appears:

(a) the singular number includes the plural number and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(c) reference to any gender includes each other gender;

(d) reference to any agreement (including this Agreement and the Annex, Exhibits and Schedules hereto), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

(e) reference to any Applicable Law means such Applicable Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

(f) unless the context indicates otherwise, reference to any Article, Section, Schedule, Annex or Exhibit means such Article, Section or Schedule hereof or Annex or Exhibit hereto;

(g) “hereunder,” “hereof,” “hereto,” “herein” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(i) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”;

(j) to the extent that the collateral trustee under the Indenture is the same Person as the Loan Agent hereunder, any actions to be taken by the Loan Agent will be deemed satisfied if taken by the Collateral Trustee; and

(k) reference to any rating by a Rating Agency includes any equivalent rating in a successor rating category of such Rating Agency.

Section 1.4 Accounting Matters. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

Section 1.5 Conflict between Credit Documents. If there is any conflict between this Agreement and the Indenture or any other Credit Document, this Agreement, the Indenture and such other Credit Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Indenture shall prevail and control and in the case and to the extent of any other conflict between this Agreement and any Credit Document, this Agreement shall prevail and control.

Section 1.6 Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Credit Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

ARTICLE II

SECURED LOANS; PAYMENTS

Section 2.1 Commitment of Each Lender. (a) Each Initial Lender shall, on the Closing Date and subject to the terms and conditions hereof, severally, but not jointly, make a term loan (each a “Class A-L Loan” and all Class A-L Loans herein referred to as the “Secured Loans”) to the Borrower in a principal amount equal to the Initial Principal Amount set forth on Schedule 1.

(b) On the Closing Date, the proceeds of the Secured Loans will be provided as instructed by the Borrower. Each Secured Loan shall be denominated in Dollars. Subject to the terms hereof and the Priority of Payments, the Borrower may from time to time prepay the Secured Loans without premium or penalty in accordance with Section 2.3(b); provided that the Borrower may not borrow or re-borrow any Secured Loans after prepayment or repayment thereof.

Section 2.2 Borrowing Procedure. Borrowings under the Secured Loans shall be made in accordance with this Section 2.2.

(a) Funding of the Borrowings. Not later than 10:00 a.m. (New York time) on the Closing Date, each Initial Lender shall pay the amount requested in relation to the funding of its Class A-L Loan in Dollars and in immediately available funds to the Collateral Trustee in accordance with the Borrowing Request. The Collateral Trustee shall apply such amounts as directed by the Borrower on the Closing Date.

(b) Additional Borrowings. On any Business Day, the Borrower may, in accordance with the conditions set forth in Section 2.4 of the Indenture and in connection with an issuance of additional Debt pursuant thereto, borrow under Additional Loans. Such Additional Loans shall be subject to the conditions set forth in Section 2.4 of the Indenture, and may only be borrowed (i) if such conditions have been met and (ii) if the making of such Additional Loans and the principal amount thereof is specified in a Conforming Amendment to this Agreement that is acknowledged by the Loan Agent and the Collateral Trustee. The opportunity to act as Lender with respect to such Additional Loans will, to the extent reasonably practicable, be provided first to the existing Lenders in such amounts as are necessary to preserve their pro rata share of the Secured Loans. If a Person that was not previously a party to this Agreement extends any such Additional Loan, it will be required to be made a party to this Agreement by executing the amendment reflecting the terms of such Additional Loans and adding such Person as a Lender hereunder. The terms of such Additional Loans must be identical to the terms of the Initial Loans except that the interest due on Additional Loans will accrue from the date such Additional Loan is made and Additional Loans may have a different interest rate than the Initial Loans; provided that the spread over the Benchmark of any such Additional Loan will not be greater than the spread over the Benchmark applicable to the Initial Loans. This Agreement will be amended to reflect the terms of any Additional Loans in accordance with Section 7.11(b).

Section 2.3 Principal Payments and Prepayments.

(a) Principal Payments. Unless principal on a Secured Loan becomes due and payable at an earlier date by acceleration, prepayment or otherwise, all unpaid principal of the Secured Loans shall be due and payable on the Stated Maturity. In addition, the Borrower shall make payments of unpaid principal of each Secured Loan on each Payment Date after the Reinvestment Period to the extent provided in the Priority of Payments. Any such payments of principal will be paid to the Loan Agent for payment to the Lenders in accordance with the Priority of Payments.

(b) Prepayments. Subject to the limitations set forth in the Indenture, on any Payment Date or Redemption Date, prepayments of principal may be made on the Secured Loans in the event of redemptions or prepayments pursuant to the Indenture, including in connection with a Mandatory Redemption, Special Redemption, Clean-Up Call Redemption, Optional Redemption (including, without limitation, a Refinancing) or Tax Redemption. Any such prepayments will be paid to the Loan Agent for payment to the Lenders in accordance with the Priority of Payments.

(c) Secured Loans that are prepaid in connection with an Optional Redemption, Clean-up Call Redemption or Tax Redemption will receive the Redemption Price of such Secured Loans, in each case, in accordance with the Indenture.

Section 2.4 Interest.

(a) Interest on the Secured Loans shall be due and payable in arrears on each Payment Date in accordance with the Priority of Payments.

(b) Interest due and payable on each Secured Loan on each Payment Date will be an amount calculated for the related Interest Accrual Period equal to the product of (i) the Aggregate Outstanding Amount of such Secured Loan on the preceding Payment Date (after giving effect to payments of principal made on such preceding Payment Date and all prior Payment Dates), (ii) the Benchmark for the Interest Accrual Period plus the Applicable Margin and (iii) the actual number of days during the Interest Accrual Period divided by 360. The Benchmark with respect to any Interest Accrual Period (or portion thereof) shall be determined as provided in the Indenture. To the extent lawful and enforceable, interest shall accrue on any interest that remains unpaid and is due and payable on any Payment Date at the same rate applicable to unpaid principal for each Interest Accrual Period.

(c) Unless otherwise directed in writing by the Loan Agent (at the direction of the applicable Lender or Lenders required by Section 2.6), the Borrower shall make all payments of interest to the Loan Agent for the account of each Lender in accordance with Section 2.6.

(d) The Lenders hereby consent to the initial appointment of the Collateral Administrator under the Indenture to serve as the Calculation Agent under this Agreement. All computations of interest hereunder shall be made by the Calculation Agent (with reasonable assistance from the Collateral Manager) in accordance with Section 2.4(b) hereof and Section 7.16 of the Indenture.

(e) In no event shall the rate of interest applicable to any Secured Loan exceed the maximum rate permitted by Applicable Law.

Section 2.5 Re-Pricing of the Secured Loans. The Secured Loans may not be re-priced.

Section 2.6 Method and Place of Payment. (a) To the extent that funds are available pursuant to the Priority of Payments, all payments by the Borrower in respect of Secured Loans hereunder and all fees hereunder shall be made in Dollars. Except as otherwise specifically provided herein, unless otherwise directed in writing by the Loan Agent (acting at the written direction of 100% of the Lenders) to the Collateral Trustee, all payments under this Agreement shall be made to the Loan Agent for the ratable (based on their applicable Percentages) account of the Lenders entitled thereto (which funds, if delivered to the Loan Agent, the Loan Agent shall promptly forward to such Lenders), on the date when due and shall be made in immediately available funds to the account with the wire instructions specified in Schedule 1 (or in the Assignment Agreement, as applicable). Each Lender may direct the Loan Agent to direct the Borrower to make payments directly to such Lender or as otherwise designated by such Lender; provided that the Borrower shall not be bound to make such payments directly to such Lender until directed in writing by the Loan Agent. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the succeeding Business Day and, with respect to payments of principal, interest shall accrue during such extension at the applicable rate in effect immediately prior to such extension. For the avoidance of doubt, all payments by the Borrower of principal and interest in respect of Secured Loans, or any other amounts owed to a Lender hereunder, payable on a Payment Date shall be made to the Lender of record identified in the Loan Register; provided that if all or a portion of the Secured Loan has been assigned pursuant to Section 7.4(c) below since the first date of the corresponding Interest Accrual Period, the Loan Agent shall allocate payments in respect of such Secured Loan to the assignor of such Secured Loan and the assignee of such Secured Loan based on the actual number of days on which such assignor and assignee were registered, respectively, as the Lender in the Loan Register during such Interest Accrual Period.

(b) The Loan Agent shall establish a segregated non-interest bearing account in the name of the Loan Agent for the benefit of the Lenders (the “Lender Account”) to which payments made by the Borrower for payment of Secured Loans shall be deposited upon receipt for further payment to the Lenders. Amounts in the Lender Account shall remain uninvested.

(c) The Lender Account shall be established and maintained (a) with a federal or state chartered depository institution having a long term debt rating of at least “A” and a short term debt rating of at least “A-1” by S&P (or a long term debt rating of at least “A+” by S&P if such institution has no short term rating) or (b) in segregated trust accounts with the corporate trust department of a federal or state chartered depository institution having a long term debt rating of at least “BBB+” by S&P and is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), and if such institution’s rating falls below the ratings required by clause (a) or (b) above, as applicable, the assets held in such Account shall be moved within 30 calendar days to another institution that has ratings that satisfy such requirements. Such institution shall have a combined capital and surplus of at least U.S.$200,000,000.

Section 2.7 Subordination.

(a) Incorporation of Subordination Provisions of the Indenture. All Secured Loans incurred pursuant to this Agreement are subject to, and each Lender hereby consents and agrees to, the subordination and remedy provisions set forth in Article XIII of the Indenture. Article XIII of the Indenture shall be binding upon each Lender as if such article (and the corresponding defined terms) had been set forth herein in its entirety.

(b) Each Lender hereby acknowledges and agrees that all of its Secured Loans are subject to the terms and conditions of this Agreement and the Indenture. Each Lender hereby agrees and acknowledges that its right to any payment shall be subordinate and junior to certain other payment obligations senior in right of payment as provided in the Priority of Payments (collectively, the “Senior Items”). In the event that, notwithstanding the provisions of this Agreement and the Indenture, any Lender shall have received any payment or distribution in respect of its Secured Loans contrary to the provisions of the Indenture or this Agreement, then, unless and until each Senior Item shall have been paid in full in Cash (or, to the extent permitted under the Indenture other than in Cash), such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Collateral Trustee, which shall pay and deliver the same in respect of such Senior Items in accordance with the Indenture. If any such payment or distribution is made other than in Cash, it shall be held by the Collateral Trustee as part of the Assets and subject in all respects to the provisions of the Indenture. Each Lender agrees for the benefit of all recipients of Senior Items that such Lender shall not demand, accept, or receive any payment or distribution in respect of its Secured Loans in violation of the provisions of the Indenture. Nothing in this Section 2.7(b) shall affect the obligation of the Borrower to pay the Lenders hereunder.

(c) Loan Agent Entitled to Assume Payment Not Prohibited in Absence of Notice. The Loan Agent shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Loan Agent unless and until a Trust Officer of the Loan Agent responsible for the administration of this Agreement has actual knowledge thereof or unless and until the Loan Agent shall have received and accepted (in its role as Loan Agent) written notice thereof from the Borrower (in the form of an Officer’s certificate reasonably satisfactory to the Loan Agent), the Collateral Trustee, or persons representing themselves to be other holders of Debt and, prior to the receipt of any such written notice, the Loan Agent, subject to the provisions of this Agreement, shall be entitled in all respects conclusively to assume that no such fact exists, and the Loan Agent shall have no liability hereunder for any payment made, or action taken, by it without such knowledge or notice.

Section 2.8 Lender Reporting Obligations.

(a) Each Lender agrees to treat the Class A-L Loans as indebtedness of the Borrower for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

(b) Each Lender agrees that it will timely furnish the Borrower, the Loan Agent, the Collateral Trustee or their respective agents with any tax forms or certifications (including, without limitation, an IRS Form W-9 in the case of a Lender that is a United States Tax Person or an applicable IRS Form W-8 (together with all applicable attachments) in the case of a Lender that is not a United States Tax Person, or any successors to such IRS forms) that the Borrower, the Loan Agent or their respective agents reasonably request in order to (A) make payments to the beneficial owner without, or at a reduced rate of, deduction or withholding, (B) qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which they receive payments, and (C) satisfy reporting and other obligations under the Code, Treasury Regulations, or any other applicable law or regulation (including any cost basis reporting obligation), and will update or replace such tax forms or certifications in accordance with their terms or subsequent amendments. Such Lender shall be deemed to acknowledge that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or backup withholding on payments to such Lender, or to the Borrower. Amounts withheld by the Borrower or its agents that are, in their sole judgment, required to be withheld pursuant to applicable tax laws will be treated as having been paid to such Lender by the Borrower.

(c) [Reserved.]

(d) Each Lender shall be deemed to have agreed that it will provide the Borrower and the Loan Agent with certifications necessary to establish that it is not subject to withholding tax under FATCA, and to correct and update such information as necessary.

(e) Each Lender agrees that no Class A-L Loans may be transferred by a Person from which the Borrower is disregarded as separate for U.S. federal income tax purposes, unless Tax Advice is delivered to the Loan Agent, in form and substance satisfactory to the Collateral Manager, to the effect that any Class A-L Loans so transferred will be characterized as debt for U.S. federal income tax purposes immediately following such transfer.

(f) Such Lender represents that, if it is not a United States Tax Person, it agrees that it either (i) is (A) not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code); (B) not a “10 percent shareholder” of the Borrower (or, for so long as the Preferred Shares are held by a single beneficial owner, such beneficial owner of the Preferred Shares) within the meaning of Section 871(h)(3) of the Code; and (C) not a “controlled foreign corporation” that is related to the Borrower (or, for so long as the Preferred Shares are held by a single beneficial owner, such beneficial owner of the Preferred Shares) within the meaning of Section 881(c)(3)(C) of the Code; (ii) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Borrower are effectively connected with its conduct of a trade or business within the United States and includible in its gross income; or (iii) has provided an IRS Form W-8BEN-E representing that it is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States.

(g) Each Lender, if it is not a United States Tax Person, is not, and will not be, a member of an “expanded group” (within the meaning of the Section 385 Rules) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if (i) such domestic corporation, directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts), owns Preferred Shares and (ii) (A) the Borrower is a “controlled partnership” (within the meaning of the Section 385 Rules) with respect to such expanded group or (B) the Borrower is an entity disregarded as separate from either such domestic corporation or an entity that is treated as a “controlled partnership” (within the meaning of the Section 385 Rules) with respect to such expanded group; provided that such beneficial owner may acquire Class A-L Loans in violation of this restriction if it provides the Borrower with an opinion of nationally recognized U.S. tax counsel experienced in such matters, in form and substance satisfactory to the Collateral Manager, to the effect that the acquisition or transfer of Class A-L Loans will not cause such Loans to be recharacterized as equity under the Section 385 Rules.

Section 2.9 Treatment as Class A Debt. Without limiting the generality of the foregoing, the Class A-L Loans shall comprise and be a part of the Class A Debt and, as such, shall be subject to the terms and conditions of the Indenture applicable to the Class A Debt, and shall have the rights afforded in the Indenture to the Class A Debt (to the extent applicable to the Class A-L Loans).

Section 2.10 Conversion. The Lenders may not convert or exchange any portion of the Secured Loans into Notes.

ARTICLE III

CONDITIONS TO CREDIT EXTENSIONS

Section 3.1 Closing Date. The obligations of the Initial Lenders to make Secured Loans shall not become effective until the date on which each of the conditions set forth in this Article III is satisfied, including the receipt by the Collateral Trustee of the following:

(a) Execution of Indenture and this Agreement. The Indenture and this Agreement are executed and delivered.

(b) Opinions; Certificates; Rating Letters.

(i) The Collateral Trustee shall have received the opinions, certificates and rating letters specified in Section 3.1 of the Indenture.

ARTICLE IV

COVENANTS, REPRESENTATIONS, WARRANTIES

Section 4.1 Payment of Principal and Interest. (a) Principal of and interest on the Secured Loans shall be payable by the Borrower in accordance with the terms of this Agreement and the Indenture pursuant to the Priority of Payments.

(b) Amounts properly withheld under the Code or other Applicable Law or FATCA by any Person from a payment to any Lender shall be considered as having been paid by the Borrower to such Lender for all purposes of this Agreement.

Section 4.2 Maintenance of Office or Agency. The Borrower hereby appoints the Bank as the Loan Agent and appoints the Loan Agent as a Paying Agent for payments on the Secured Loans and to maintain the Loan Register as set forth in Section 7.15. The Borrower will maintain a Notice Agent in New York. The Borrower may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes and shall give prompt written notice to the Loan Agent, the Rating Agency and each Lender of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

Section 4.3 Funds for Payment. All payments of amounts due and payable with respect to any Secured Loans that are to be made from amounts withdrawn by the Collateral Trustee from the Payment Account shall be made on behalf of the Borrower by the Loan Agent.

Section 4.4 Existence of Borrower. Section 7.4 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 4.5 Protection of Assets. Section 7.5 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 4.6 Opinions as to Assets. Section 7.6 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 4.7 Performance of Obligations. Section 7.7 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 4.8 Negative Covenants. Section 7.9 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 4.9 Statement as to Compliance. Section 7.10 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 4.10 The Issuer May Consolidate, etc. Section 7.11 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 4.11 Successor Substituted. Section 7.12 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 4.12 No Other Business. Section 7.13 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 4.13 Annual Rating Review. Section 7.14 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 4.14 Calculation Agent. Section 7.16 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 4.15 Certain Tax Matters. Section 7.17 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety. Each Lender agrees that, for all tax purposes, it will treat the Borrower as a disregarded entity or partnership and its Secured Loans as debt of the Borrower for all U.S. federal, state and local income tax purposes, and will report all income (or loss) in accordance with such treatment and will take no action inconsistent with such treatment unless otherwise required by law.

Section 4.16 Objection to Bankruptcy Proceeding. So long as any Debt is Outstanding, the Borrower shall promptly object to the institution of any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings, or other Proceedings under United States federal or state bankruptcy law or similar laws against it and shall take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor under the Priority of Payments. The costs and expenses (including, without limitation, fees and expenses of counsel to the Borrower) incurred by the Borrower in connection with its obligations described in the immediately preceding sentence will be payable as Administrative Expenses, subject to the Administrative Expense Cap in the Priority of Payments.

Section 4.17 Sanctions; Anti-Corruption. None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any director, officer, employee, agent, or affiliate of the Borrower or any of its Subsidiaries, is an individual or entity (“person”) that is, or is owned or controlled by persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S.

Department of State (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including Crimea, Cuba, Iran, North Korea and Syria). The Borrower covenants and represents that neither it nor any of its any of its Subsidiaries, or, to the knowledge of the Borrower, any director, officer, employee, agent, or affiliate of the Borrower or any of its Subsidiaries. will use any payments made pursuant to this Agreement (a) to fund or facilitate any prohibited activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (b) to fund or facilitate prohibited activities of or business with any country or territory that is the target or subject of Sanctions, or (c) in any other manner that will result in a violation of Sanctions by any person.

The Borrower, its Subsidiaries and its directors, officers and employees and, to the knowledge of the Borrower, the agents of the Borrower and its Subsidiaries, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, in all material respects. The Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws.

The Borrower will maintain in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries, and its directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable anti-corruption laws.

The Borrower will not, directly or indirectly, use the proceeds of the Secured Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Secured Loans).

In relation to each Lender that notifies the Loan Agent to this effect and State Street Bank International GmbH (each a “Restricted Lender”), each representation, warranty and undertaking in the Credit Documents shall only apply for the benefit of that Restricted Lender to the extent that such representation, warranty or, as the case may be, undertaking would not result in (i) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 or (ii) a violation or conflict with section 7 foreign trade rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 a no. 3 foreign trade law (AWG) (Außenwirtschaftsgesetz)) or a similar anti-boycott statute. In connection with any amendment, waiver, determination or direction relating to any representation, warranty or undertaking in respect of which a Restricted Lender does not have the benefit, the Secured Loans of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Lenders has been obtained or whether the determination or direction by the Lenders has been made.

Section 4.18 Representations and Warranties Concerning Assets. Section 7.19 of the Indenture shall be binding upon the Borrower as if such sections (and the corresponding defined terms) had been set forth herein in their entirety.

ARTICLE V

EVENTS OF DEFAULT

Section 5.1 Events of Default. (a) “Event of Default,” wherever used herein, means the occurrence of an “Event of Default” under and as defined in the Indenture (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).

(b) Upon the occurrence of an Event of Default and the acceleration of the Borrower’s obligations under the Indenture pursuant to the terms of Section 5.2 of the Indenture, the unpaid principal amount of the Secured Loans, together with the interest accrued thereon and all other amounts payable by the Borrower hereunder in respect of the Secured Loans, shall automatically become immediately due and payable by the Borrower hereunder, subject to and in accordance with the applicable provisions of the Indenture, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower; provided that upon the rescission or annulment of the related Event of Default under the Indenture in accordance with the terms thereof, any such acceleration shall automatically be rescinded and annulled for all purposes hereunder; provided, however, that no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon. Each Lender agrees and acknowledges that the remedies for an Event of Default hereunder are governed exclusively by, and subject to the terms and conditions of, the Indenture, and that such rights and remedies shall be limited to the right of the Class A-L Lenders, as holders of Class A-L Loans, following an Event of Default under the Indenture.

Section 5.2 Remedies. The rights and remedies following the occurrence of an Event of Default are granted to the Collateral Trustee for the benefit of the Secured Parties under the Indenture. Each Lender and the Loan Agent agree and acknowledge that the remedies and rights following the occurrence of an Event of Default hereunder are governed by, and subject to the terms and conditions of, the Indenture. Any waiver or cure of an Event of Default under the Indenture that is also an Event of Default hereunder shall be deemed to be a waiver or cure, as applicable, of the corresponding Event of Default under this Agreement.

Section 5.3 Notice. The Borrower shall provide notice of any Event of Default under this Agreement to the Loan Agent, the Collateral Trustee, the Collateral Manager and the Lenders.

ARTICLE VI

THE COLLATERAL TRUSTEE; LOAN AGENT

Section 6.1 Collateral Trustee. (a) The Borrower has appointed the Collateral Trustee pursuant to the Indenture and the Borrower has Granted to the Collateral Trustee a security interest in the Assets for the benefit of the Secured Parties, including the Lenders.

(b) The rights, protections, benefits, immunities and indemnities afforded to the Collateral Trustee as set forth in the Indenture, including Article VI thereof shall also apply to the Collateral Trustee under this Agreement, mutatis mutandis. The Collateral Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture and this Agreement and no implied covenants or obligations shall be read into the Indenture or this Agreement against the Collateral Trustee.

Section 6.2 Appointment of the Loan Agent; Nature of Duties. (a) Each Lender hereby designates and appoints the Loan Agent as its agent under the Collateral Documents and each Lender by entering into this Agreement hereby irrevocably authorizes the Loan Agent to act in accordance with the explicit provisions of the Collateral Documents and to exercise such powers as are reasonably incidental thereto and perform such duties as are expressly delegated to the Loan Agent, subject to the terms and conditions of the Indenture and the other Collateral Documents.

(i) The Loan Agent is authorized and directed to enter into this Agreement and perform and observe its obligations under this Agreement.

(ii) Notwithstanding any provision to the contrary contained elsewhere in the Collateral Documents, the Loan Agent undertakes to perform such duties and only such duties expressly set forth in this Agreement. The duties of the Loan Agent shall be mechanical and administrative in nature; the Loan Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Loan Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein.

(iii) Each Lender acknowledges and agrees that the Loan Agent shall not have the right and authority to exercise any remedial right and power with respect to the Assets hereunder, under the Indenture or any other Collateral Documents.

(iv) The Loan Agent shall not have or be deemed to have any fiduciary relationship with the Collateral Trustee, any Holder, any Lender, the Collateral Manager or the Borrower, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Collateral Documents or otherwise exist against the Loan Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(v) The Loan Agent may perform any of its duties hereunder or under the other Credit Documents by or through its officers, directors, agents, employees or affiliates.

(vi) Upon the written request of any Lender, the Loan Agent shall provide an electronic copy of the Collateral Documents, the Collateral Management Agreement, the Collateral Administration Agreement and any agreements referenced as a supplement to this Agreement or the Indenture that is in the possession of, or reasonably available to, the Loan Agent.

(vii) The Loan Agent shall provide to the Borrower and the Collateral Manager upon reasonable request all reasonably available information (or request that any Lender provide such information if such information is not reasonably available to the Loan Agent) in the possession of the Loan Agent and specifically requested by the Borrower or the Collateral Manager in connection with regulatory matters, including any information that is necessary or advisable in order for the Borrower or the Collateral Manager (or its parent or Affiliates) to comply with regulatory requirements with respect to itself, including, in the case of the Borrower and FATCA. The Loan Agent shall have no liability for any such disclosure or the accuracy thereof.

(b) Neither the Loan Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it under the Collateral Documents or in connection therewith, unless caused by its own willful misconduct, gross negligent action or gross negligent failure to act.

(c) No provision of this Agreement shall be construed to relieve the Loan Agent from liability for its own gross negligent action, its own gross negligent failure to act or its own willful misconduct, except that:

(i) the Loan Agent shall not be liable for any error of judgment made in good faith by a Trust Officer of the Loan Agent, unless it shall be proven that the Loan Agent was grossly negligent in ascertaining the pertinent facts;

(ii) the Loan Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Borrower or the Collateral Manager in accordance with this Agreement and/or, to the extent permitted under this Agreement, the Lenders, relating to the time, method and place of exercising any power conferred upon such Loan Agent under this Agreement;

(iii) no provision of this Agreement shall require the Loan Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to the performance of its ordinary services hereunder; and

(iv) in no event shall the Loan Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Loan Agent has been advised of the likelihood of such damages and regardless of the form of such action.

Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Loan Agent shall be subject to the provisions of this Section 6.2.

Section 6.3 Certain Rights of the Loan Agent. (a) Each of the rights, protections, benefits, immunities and indemnities afforded to the Collateral Trustee under the Indenture shall also apply to the Loan Agent under this Agreement, mutatis mutandis; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, protection, benefits, immunities and indemnities provided herein or in any other document to which the Loan Agent is a party; provided further that the foregoing shall not impose on the Loan Agent any duties or standards of care (including a duty to act as a prudent person) of the Collateral Trustee.

(b) Except as otherwise provided in Section 6.1:

(i) the Loan Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, electronic communication or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) any request or direction of the Borrower mentioned herein shall be sufficiently evidenced by a Borrower Order;

(iii) whenever in the administration of this Agreement or the Indenture the Loan Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Loan Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or Borrower Order;

(iv) as a condition to the taking or omitting of any action by it hereunder, the Loan Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(v) the Loan Agent shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any Lender pursuant to this Agreement and the Indenture, unless such Lender shall have provided to the Loan Agent security or indemnity reasonably satisfactory to the Loan Agent against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(vi) the Loan Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, electronic communication or other paper or document, but the Loan Agent, upon the written direction of a Majority of the Lenders or of a Rating Agency, shall make such further inquiry or investigation into such facts or matters as shall be directed; provided, however, that if the payment within a reasonable time to the Loan Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Loan Agent, not assured to the Loan

Agent by the security afforded to it by the terms of this Agreement, the Loan Agent may require indemnity reasonably satisfactory to the Loan Agent against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such inquiry or investigation shall be paid by the Borrower. The Loan Agent shall be entitled, on reasonable prior notice to the Borrower and the Collateral Manager, to examine the books and records relating to the Secured Loans and the Assets, personally or by agent or attorney, during the Borrower’s or the Collateral Manager’s normal business hours; provided that the Loan Agent shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law by any governmental authority and (ii) to the extent that the Loan Agent, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder and under the Indenture; provided, further, that the Loan Agent may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its obligations hereunder;

(vii) the Loan Agent may execute any of the rights, privileges or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Loan Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(viii) the Loan Agent shall not be liable for any action it takes, suffers or omits to take that it reasonably believes to be authorized or within its rights or powers or within its discretion hereunder, other than acts or omissions constituting bad faith, willful misconduct or gross negligence of the Loan Agent’s duties hereunder;

(ix) the permissive rights of the Loan Agent to perform any discretionary act enumerated in this Agreement shall not be treated as a duty and the Loan Agent shall not be answerable for other than its gross negligence, bad faith or willful misconduct;

(x) the Loan Agent shall not be responsible or liable for the actions or omissions of, or any inaccuracies in the records of, any non-Affiliated custodian, transfer agent, paying agent or calculation agent (other than itself in such capacities), clearing agency, loan syndication, administrative or similar agent, DTC, Euroclear or Clearstream, or for the acts or omissions of the Collateral Manager or any Borrower, or any other Person (including compliance with Rule 17g-5 promulgated under the Exchange Act);

(xi) the Loan Agent shall not be required to give any bond or surety in respect of the execution of this Agreement or the powers granted hereunder;

(xii) in the event that the Bank is also acting in the capacity of Collateral Trustee or Calculation Agent hereunder, the rights, protections, immunities and indemnities afforded to the Loan Agent pursuant to this Article VI shall also be afforded to the Bank acting in such capacities;

(xiii) the Loan Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services);

(xiv) to the extent any defined term hereunder, or any calculation required to be made or determined by the Loan Agent hereunder, is dependent upon or defined by reference to GAAP, the Loan Agent shall be entitled to request and receive (and rely upon) instruction from the Borrower or the accountants identified in an Accountants’ Report (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Borrower) as to the application of GAAP in such connection, in any instance;

(xv) the Loan Agent or its Affiliates are permitted to provide services and to receive additional compensation that could be deemed to be in the Loan Agent’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments; if otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder; and

(xvi) the Loan Agent shall not be responsible for the preparation, filing, continuation or correctness of financing statements or the validity or perfection of any Lien or security interest.

(c) the Loan Agent shall not be deemed to have notice or knowledge of any matter unless a Trust Officer of the Loan Agent responsible for the administration of this Agreement has actual knowledge thereof or unless written notice thereof is received by the Loan Agent at the Corporate Trust Office of the Loan Agent and such notice references the Secured Loans, the Lenders, the Borrower or this Agreement.

Section 6.4 Not Responsible for Recitals or Borrowing of Secured Loans. The recitals contained herein shall be taken as the statements of the Borrower and the Loan Agent and the Collateral Trustee assume no responsibility for their correctness. The Loan Agent and the Collateral Trustee make no representation as to the validity or sufficiency of this Agreement (except as may be made with respect to the validity of the respective obligations of the Loan Agent and the Collateral Trustee hereunder), the Assets or the Debt. The Loan Agent and the Collateral Trustee shall not be accountable for the use or application by the Borrower of the Debt or the proceeds thereof or any amounts paid to the Borrower pursuant to the provisions hereof.

Section 6.5 May Be a Lender. The Loan Agent or any other agent of the Borrower, in its individual or any other capacity, may become a Lender and may otherwise deal with the Borrower or any of its Affiliates with the same rights it would have if it were not an agent.

Section 6.6 Compensation and Reimbursement.

(a) The Borrower agrees:

(i) to compensate the Loan Agent for its services as separately agreed between the Borrower (or the Collateral Manager on its behalf) and the Loan Agent;

(ii) except as otherwise expressly provided herein, to reimburse the Loan Agent (subject to any written agreement among the Borrower and the Loan Agent) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Loan Agent in accordance with any provision of this Agreement or other Transaction Documents (including the reasonable compensation and expenses and disbursements of its agents and legal counsel, except any such expense, disbursement or advance as may be attributable to its gross negligence, willful misconduct or bad faith); and

(iii) to indemnify the Loan Agent and its Officers, employees, directors and agents for, and to hold them harmless against, any loss, claim, liability, damage or expense (including reasonable attorney’s fees and costs) incurred without gross negligence, willful misconduct or bad faith on their part, arising out of or in connection with acting or serving as Loan Agent under this Agreement or the Indenture or the performance of their duties hereunder or thereunder, including the costs and expenses of defending themselves (including reasonable attorney’s fees and costs) against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder and any other document related hereto or the enforcement of the Borrower’s obligations hereunder.

(b) All payments to the Loan Agent are subject to the Priority of Payments. The Loan Agent hereby agrees not to cause the filing of a petition in bankruptcy against the Borrower for the non-payment to the Loan Agent of any amounts provided by this Agreement or the Indenture, including, without limitation, this Section 6.6, until at least one year (or if longer the applicable preference period then in effect) plus one day after the payment in full of all Debt (and any other debt obligations of the Borrower that have been rated upon issuance by any rating agency at the request of the Borrower). Nothing in this Agreement shall preclude, or be deemed to estop, the Loan Agent (i) from taking any action prior to the expiration of the aforementioned one year (or, if longer, the applicable preference period then in effect) plus one day in (A) any case or Proceeding voluntarily filed or commenced by the Borrower or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Loan Agent, or (ii) from commencing against the Borrower or any of their properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

(c) The Loan Agent acknowledges that all payments made to it under this Agreement shall be payable solely out of the Assets and subject to the Priority of Payments in the Indenture. Any amounts payable to the Loan Agent pursuant to this Agreement shall constitute Administrative Expenses, payable on each Payment Date only to the extent that funds are available for such purpose in accordance with the Priority of Payments, and any such amounts not paid on or prior to any Payment Date shall remain outstanding and shall be payable on the next Payment Date on which funds are available for such purpose pursuant to the Priority of Payments. Following realization of the Assets and distribution of proceeds in the manner provided in the Priority of Payments in the Indenture, any obligations of the Borrower and any claims of the Loan Agent for itself and the Lenders against the Borrower shall be extinguished and shall not thereafter revive.

Section 6.7 Loan Agent Required; Eligibility. There shall at all times be a Loan Agent hereunder which shall be a corporation or banking organization organized and doing business under the laws of the United States of America or of any state thereof, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a long-term issuer credit rating of at least “BBB+” by S&P and having an office within the United States, and who makes the representations contained in Section 6.17 of the Indenture. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.7, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Loan Agent shall cease to be eligible in accordance with the provisions of this Section 6.7, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.8 Resignation and Removal of Loan Agent; Appointment of Successor. (a) No resignation or removal of the Loan Agent and no appointment of a successor agent (the “Successor Agent”) pursuant to this Article shall become effective until the acceptance of appointment by the Successor Agent under Section 6.9. The provisions of Section 6.6 hereof shall survive any termination of this Agreement, and the resignation or removal of the Loan Agent (to the extent of any fees or indemnified liabilities, costs, expenses and other amounts arising or incurred prior to, or arising out of actions or omissions occurring prior to such termination, resignation or removal).

(b) The Loan Agent may resign at any time by giving notice thereof to the Borrower, the Collateral Manager, each Lender and the Rating Agency not less than 30 days prior to such resignation. If the Loan Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Loan Agent for any reason, the Borrower shall promptly appoint a Successor Agent by Borrower Order, one copy of which shall be delivered to each of the Collateral Trustee, the Successor Agent, each Lender and the Collateral Manager; provided that such Successor Agent shall not be appointed if a Majority of the Lenders has objected to such appointment within 30 days after notice thereof; in such event, or if the Borrower shall fail to appoint a Successor Agent within 30 days after notice of such resignation, removal or incapability or the occurrence of such vacancy, or at any time when an Event of Default shall have occurred and be continuing, a Successor Agent may be appointed by Act of a Majority of the Controlling Class delivered to the Borrower and the Collateral Trustee. The Successor Agent so appointed shall, forthwith upon its acceptance of such appointment, become the Successor Agent and supersede any Successor Agent proposed by the Borrower. If no Successor Agent shall have been appointed and an instrument of acceptance by a Successor Agent shall not have been delivered to the applicable Agent within 30 days after the giving of such notice of resignation, the resigning Loan Agent, or any Lender, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a Successor Agent satisfying the requirements of Section 6.7.

(c) The Loan Agent may be removed at any time upon 30 days’ notice by Act of a Majority of the Lenders delivered to the Collateral Trustee, the Loan Agent and the Borrower. If, at any time prior to the payment in full of all Secured Loans, the Bank shall resign or be removed as Collateral Trustee under the Indenture, such resignation or removal shall be deemed a resignation or removal of the Bank as Loan Agent hereunder.

(d) If at any time, the Loan Agent shall cease to be eligible under Section 6.7 and shall fail to resign after request therefor by the Borrower or by any Lender; or the Loan Agent shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Loan Agent or of its property shall be appointed or any public officer shall take charge or control of the Loan Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation then, in any such case (subject to Section 6.8(a)), (A) the Borrower, by Borrower Order, may remove the Loan Agent, or (B) subject to Section 5.15 of the Indenture, any Lender may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Loan Agent and the appointment of a Successor Agent. Notwithstanding the foregoing, if the Collateral Trustee resigns, is removed or becomes incapable of acting and a successor is appointed under the Indenture, such successor will serve as Loan Agent until removed as provided in this Article VI.

(e) The Borrower shall give prompt notice of each resignation and each removal of the Loan Agent and each appointment of a Successor Agent to the Rating Agency, the Collateral Trustee and to each Lender. Such notice shall include the name of the Successor Agent and the address of its Corporate Trust Office. If the Borrower fails to provide such notice within ten (10) days after acceptance of appointment by the Successor Agent, the Successor Agent shall cause such notice to be given at the expense of the Borrower.

Section 6.9 Acceptance of Appointment by Successor Agent. Every Successor Agent appointed hereunder and qualified under Section 6.7 shall execute, acknowledge and deliver to the Borrower and the retiring Loan Agent an instrument accepting such appointment and agreeing to be bound by this Agreement and the Indenture. Upon delivery of the required instruments, the resignation or removal of the retiring Loan Agent shall become effective and such Successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Loan Agent; but, on request of the Borrower or a Majority of the Lenders or the Successor Agent, such retiring Loan Agent shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such Successor Agent all the rights, powers and trusts of the retiring Loan Agent, and shall duly assign, transfer and deliver to such Successor Agent all property held by such retiring Loan Agent hereunder. Upon request of any such Successor Agent, the Borrower shall execute any and all instruments for more fully and certainly vesting in and confirming to such Successor Agent all such rights, powers and trusts.

Section 6.10 Merger, Conversion, Consolidation or Succession to Business of the Loan Agent. Any entity into which the Loan Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Loan Agent shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Loan Agent, shall be the Successor Agent hereunder; provided that such entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any document or any further act on the part of any of the parties hereto; provided, further, that the Loan Agent shall give notice thereof to the Borrower, the Collateral Manager, each Lender, and the Rating Agency.

Section 6.11 Representations and Warranties of the Loan Agent. The Loan Agent hereby represents and warrants as follows:

(a) Organization. The Bank is duly organized and validly existing under the laws of its jurisdiction of organization and has the power to conduct its business and affairs as a loan agent.

(b) Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Loan Agent under this Agreement. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, and all of the documents required to be executed by the Bank pursuant hereto. Upon execution and delivery by the Bank, this Agreement will constitute the legal, valid and binding obligation of the Bank enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting the rights of creditors and subject to equitable principles (whether enforcement is sought in a legal or equitable Proceeding).

(c) Eligibility. The Bank is eligible under Section 6.7 hereof to serve as Loan Agent hereunder.

(d) No Conflict. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated by this Agreement, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration (which have not already been obtained) under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the banking or trust powers of the Bank, or (ii) to its knowledge will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Bank is a party or by which it is bound.

Section 6.12 USA PATRIOT Act. Each of the Loan Agent and the Lenders hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Loan Agent and the Lenders to identify the Borrower in accordance with the PATRIOT Act.

Section 6.13 Withholding. If any withholding tax is imposed by applicable law on the Borrower’s payments under the Debt, such tax shall reduce the amount otherwise distributable to the relevant Lender. The Loan Agent are hereby authorized and directed to retain from amounts otherwise distributable to any Lender sufficient funds for the payment of any such tax that is legally owed or required to be withheld by the Borrower and to timely remit such amounts to the appropriate taxing authority. Such authorization shall not prevent the Loan Agent from contesting any such tax in appropriate Proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such Proceedings. The amount of any withholding tax imposed with respect to any Debt shall be treated as Cash distributed to the relevant Lender at the time it is withheld by the Loan Agent. If there is a reasonable possibility that withholding is required by applicable law with respect to a distribution, the Loan Agent may, in its sole discretion, withhold such amounts in accordance with this Section 6.13. If any Lender wishes to apply for a refund of any such withholding tax, the Loan Agent shall reasonably cooperate with such Lender in providing readily available information so long as such Lender agrees to reimburse the Loan Agent for any out of pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Loan Agent to determine the amount of any tax or withholding obligation on the part of the Borrower or in respect of the Debt.

Section 6.14 Lack of Reliance on the Loan Agent. Independently and without reliance upon the Loan Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Secured Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and, except as expressly provided in this Agreement and the other Credit Documents, the Loan Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lenders with any credit or other information with respect thereto, whether coming into its possession before the making of the Secured Loans or at any time or times thereafter. The Loan Agent shall not be (x) responsible to any Lender (1) for any recital or information or any representations, warranties or statements of any other party contained herein or in any document, certificate or other writing delivered in connection herewith or (2) except as otherwise provided herein, for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or financial condition of the Borrower or (y) be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the satisfaction of any of the conditions precedent set forth herein or in any other Credit Document or the financial condition of the Borrower.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Payment of Indemnification, etc. To the extent that the undertaking to indemnify, pay or hold harmless the Loan Agent set forth in Section 6.6 hereof may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution necessary to satisfy the payment of each of the indemnified liabilities which is permissible under Applicable Law, subject to the limitations and qualifications set forth in the Priority of Payments. Any payments made pursuant to this Section 7.1 shall be made on the first Payment Date that funds are available for such payments as Administrative Expenses in accordance with the Priority of Payments. This Section 7.1 shall survive the termination of this Agreement and the resignation or removal of the Loan Agent.

Section 7.2 Right of Setoff. Each Lender hereby waives any right of setoff that the Lender may have against the Borrower in respect of any obligation arising hereunder.

Section 7.3 Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and shall be provided in the manner and at its address specified in Schedule 2 hereof (or, in the case of any Initial Lender, in Schedule 1 hereof), or, in the case of any Lender becoming party hereto after the Closing Date, the related Assignment Agreement; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. The Loan Agent shall provide a copy of any notice or written communication received from a Lender to the Collateral Trustee, the Borrower and the Collateral Manager.

The Loan Agent will forward to each Lender each notice received under the Indenture for forwarding to the Lenders.

(b) The Bank (in each of its capacities) shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Agreement, the Indenture or any other Transaction Document and delivered using Electronic Means; provided, however, that the Borrower and the Lenders, as applicable, shall provide to the Bank an incumbency certificate listing officers (or, in the case of the Borrower, any other Person who is authorized to act for the Borrower in matters relating to, and binding upon, the Borrower) with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Borrower and the Lenders as applicable, whenever a person is to be added or deleted from the listing. If the Borrower and the Lenders as applicable, elects to give the Bank Instructions using Electronic Means and the Bank in its discretion elects to act upon such Instructions, the Bank’s reasonable understanding of such Instructions shall be deemed controlling. The Borrower and the Lenders understand and agree that the Bank cannot determine the identity of the actual sender of such Instructions and that the Bank shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Bank have been sent by such Authorized Officer. The Borrower and the Lenders shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Bank and that the Borrower, the Lenders and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Borrower and the Lenders as applicable. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Borrower and the Lenders agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Bank, including without limitation the risk of the Bank acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Bank and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Borrower and the Lenders as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Bank immediately upon learning of any compromise or unauthorized use of such security procedures. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Bank, or another method or system specified by the Bank as available for use in connection with its services hereunder.

(c) Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Borrower, the Collateral Trustee or the Loan Agent may be provided by providing access to the Collateral Trustee’s website containing such information.

Section 7.4 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and assigns of the parties hereto to the extent permitted under this Section 7.4; provided that (i) except as provided in Section 4.11 of this Agreement, the Borrower may not assign or transfer any of their rights or obligations hereunder without the prior written consent of each Lender, the Collateral Trustee, the Collateral Manager and the Loan Agent and (ii) except as provided in Section 7.4(c), no Lender may assign or transfer any of its rights or obligations hereunder.

(a) Each Lender may at any time grant participations in any of its rights hereunder to one or more commercial banks, insurance companies, funds or other financial institutions; provided that:

(A) in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; and

(B) no Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Documents except to the extent such amendment or waiver would (x) extend the Stated Maturity of any Secured Loan in which such participant is participating or waive any prepayment thereof, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, (y) release all or substantially all of the Assets (in each case, except as expressly provided in the Credit Documents), or (z) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (except as provided in Section 4.11 of this Agreement) and with respect to any consent referred to in this clause (B), notice of such consent is provided to the Loan Agent; and

(C) each participation shall be subject to the related participant making the representations and warranties in Section 7.17 to the Lender from which it is acquiring its participation.

(b) Notwithstanding the foregoing, any Lender may assign all or a portion of its rights and obligations under this Agreement (including, such Lender’s Secured Loans) to one or more commercial banks, insurance companies, funds or other financial institutions (including one or more Lenders) (x) if no Event of Default has occurred and is continuing, with the consent of the Borrower (such consent not to be unreasonably withheld) and (y) if an Event of Default has occurred and is continuing, without the consent of the Borrower; provided that the Borrower shall be deemed to have consented to any such assignment if it does not provide its written objection within 5 calendar days of receiving a request for consent to a proposed assignment. No assignment pursuant to the immediately preceding sentence to an institution other than an Affiliate of such Lender or another Lender shall be in an aggregate amount less than (unless the entire outstanding Secured Loan of the assigning Lender is so assigned) $250,000 or result in there being more than five (5) separate Lenders under this Agreement. No consent of the Borrower shall be required for any assignment by a Lender to (x) an Affiliate of such Lender, (y) another Lender or (z) to a Section 13 Banking Entity. If any Lender so assigns all or a part of its rights hereunder, any reference in this Agreement to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would if it were such assigning Lender.

(c) Each assignment pursuant to Section 7.4(c) shall be effected by the assigning Lender and the assignee Lender executing an Assignment Agreement (an “Assignment Agreement”), which Assignment Agreement shall be substantially in the form of Exhibit A (appropriately completed); provided that, in each case, unless otherwise consented to by the Borrower, the Assignment Agreement shall contain a representation and warranty by the assignee to the Loan Agent and the Borrower that such assignee is an Approved Lender. In the event of (and at the time of) any such assignment, either the assigning Lender or the assignee Lender shall pay to the Loan Agent a nonrefundable assignment fee of $3,500. No assignment under clause (c) of this Section 7.4 shall be effective until recorded by the Loan Agent on the Loan Register pursuant to Section 7.15. To the extent of any assignment pursuant to clause (c) of this Section 7.4, the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Secured Loan or portion thereof. Each Lender and the Borrower agrees to execute such documents (including amendments to this Agreement and the other Credit Documents (to the extent authorized to do so under such Credit Documents)) as shall be necessary to effect the foregoing. Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Secured Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

(d) The Loan Agent shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the assignor and the assignee, including a medallion signature guarantee.

Section 7.5 No Waiver; Remedies Cumulative. No failure or delay on the part of the Loan Agent, the Collateral Trustee or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Loan Agent, the Collateral Trustee or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Loan Agent, the Collateral Trustee or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Loan Agent, the Collateral Trustee or the Lenders to any other or further action in any circumstances without notice or demand.

Section 7.6 Payments Pro Rata. (a) The Loan Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Secured Loans hereunder and pursuant to the Indenture, it shall distribute such payment to each Lender pro rata, based on its Percentage of the Secured Loans with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, its Secured Loans or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such amount then owed and due to such Lender bears to the total of such amount then owed and due to all of the Lenders immediately prior to such receipt, then such Lender shall hold such amounts in trust for the applicable Lender and return such amounts to the Loan Agent for distribution to the applicable Lender as soon as reasonably practicable.

Section 7.7 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT PERMITTED BY LAW, SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE LOAN AGENT, THE COLLATERAL TRUSTEE OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN THE PREVIOUS PARAGRAPH. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY (OTHER THAN THE BORROWER, THE COLLATERAL TRUSTEE AND THE LOAN AGENT) TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.3. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO IT AT THE OFFICE OF THE ISSUER’S NOTICE AGENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e) EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.

Section 7.8 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. Any signature (including, without limitation, any facsimile or electronic transmission, including .pdf file, .jpeg file or electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the Collateral Trustee (including any symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record)) hereto or to any other certificate, agreement or document related to the transactions contemplated by this Agreement, and any contract formation or record-keeping, in each case, through electronic means, including, without limitation, through e-mail or portable document format, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, supplement, restatement, extension or renewal of this Agreement. Each party hereto represents and warrants to the other parties hereto that (i) it has the corporate or other applicable entity capacity and authority to execute this Agreement (and any other documents to be delivered in connection therewith) through electronic means, (ii) any electronic signatures of such party appearing on this Agreement (or such other documents) shall be treated in the same way as handwritten signatures for the purposes of validity, enforceability and admissibility of this Agreement (or any such other document) and (iii) the execution of this Agreement (or any such other document) by such party through such electronic means is not restricted by, and does not contravene, such party’s constitutive documents or applicable law. Any document electronically signed in a manner consistent with the foregoing provisions shall be valid so long as it is delivered by an Authorized Officer of the executing Person or by any person reasonably understood to be acting on behalf of such Person.

Section 7.9 Effectiveness. This Agreement shall become effective on the Closing Date upon satisfaction of the conditions set forth in Section 3.1 and the Indenture.

Section 7.10 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 7.11 Amendment or Waiver. (a) This Agreement may not be changed, waived, discharged or terminated (other than pursuant to Section 7.22) unless the consent of the Collateral Manager has been obtained and, other than in connection with a Conforming Amendment, the consent of a Majority of the Lenders has been obtained, and such change, waiver, discharge or termination is in writing signed by the Borrower, the Loan Agent and the Collateral Trustee; provided that no such change, waiver or termination shall, without the consent of each Lender (provided that such Lender holds Secured Loans directly affected thereby in the case of the following clause (i)), (i) extend any time fixed for the payment of any principal of the Secured Loans, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or fees thereon, or reduce the principal amount thereof, or change the currency of payment thereof, (ii) release all or substantially all of the Assets (in each case, except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of Section 7.6 or clause (a) of this Section 7.11, (iv) reduce the percentage specified in the definition of Majority, (v) consent to the assignment or transfer by the Borrower of any of their rights and obligations under this Agreement (except as permitted by Section 4.11), (vi) waive any prepayment required pursuant to Section 2.3(b) or (vii) amend, modify or waive any provision of Section 7.18. For the avoidance of doubt, no consent of the Lenders shall be required in connection with a Conforming Amendment other than to the extent required pursuant to Article VIII of the Indenture. Each Lender hereby directs and authorizes the Collateral Trustee and the Loan Agent to enter into any such Conforming Amendment. Neither the Collateral Trustee nor the Loan Agent shall be obligated to enter into any amendment or supplement that, as determined by it, adversely affects its duties, obligations, liabilities or protections under the Credit Documents.

(b) Subject to Section 2.2(b) hereof and Section 2.4 of the Indenture and subject to the satisfaction of the conditions specified therein, a Conforming Amendment to this Agreement shall be made for the purpose of facilitating the incurrence of any Additional Loans.

(c) No amendment may be made to this Agreement that would create an inconsistency with Section 5.1, Article VI or Article VII of the Indenture unless a contemporaneous and equivalent amendment is made to Section 5.1, Article VI or Article VII, as applicable, of the Indenture in accordance with the terms thereof.

(d) Any amendment to this Agreement (other than a Conforming Amendment to reflect any changes to the Indenture) that has a material adverse effect on any Class of Debt shall (x) except as set forth in clause (y), require the consent of a Majority of such Class of Debt and (y) if such amendment has a material adverse effect on any Class of Debt and is an amendment of the type listed under any clause of Section 8.2 of the Indenture requiring the consent of 100% of the Holders of such Class, require consent of 100% of such Holders. Subject to the applicable requirements specified in Article VIII of the Indenture, prior to the execution of any proposed amendment, the Loan Agent, at the request and expense of the Borrower, shall deliver to the Lenders, the Collateral Trustee (who shall forward to the Holders of the Debt), the Collateral Manager and the Rating Agency a copy of such amendment. The Loan Agent and the Collateral Trustee shall be entitled to receive and shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent thereto have been satisfied. With respect to any amendment permitted by this Agreement the consent to which is expressly required from all or a Majority of each, or any specified, Class of Debt materially and adversely affected thereby, the Loan Agent and the Collateral Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel or Officer’s certificate of the Collateral Manager or the Borrower as to whether such amendment will have a material adverse effect on any Class of Debt.

(e) Any such waiver and any such amendment, supplement or modification pursuant to this Section 7.11 shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Loan Agent, the Collateral Trustee and all future holders of the Secured Loans. In the case of any waiver, the Borrower, the Lenders, the Collateral Trustee and the Loan Agent shall be restored to their former position and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, to the extent so provided herein; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

(f) At the cost of the Borrower, the Loan Agent shall provide to the Lenders, the Collateral Trustee the Collateral Manager and the Rating Agency a copy of any amendment to this Agreement after its execution.

Section 7.12 Survival. All indemnities set forth herein, including in Section 6.6 and Section 7.1 shall survive the termination of this Agreement, the making and repayment of the Secured Loans and the resignation and/or removal of the Loan Agent and the Collateral Trustee.

Section 7.13 Domicile of Lender. Subject to the limitations of Section 7.4, each Lender may assign and carry its Secured Loans at, to or for the account of any branch office, Subsidiary or Affiliate of such Lender.

Section 7.14 Lenders May Hold Debt. The parties hereto acknowledge that the Lenders may also hold Debt under the Indenture. If a Lender holds Debt under the Indenture it shall have all rights under the Indenture as a Holder of Debt of the applicable Classes.

Section 7.15 Loan Register; Participant Register. (a) The Borrower hereby appoints the Loan Agent to maintain the loan register (the “Loan Register”) at one of its offices in the United States on which it shall record the names and addresses of each Lender, the Initial Loans and any Additional Loans (and assignments, principal amounts and stated interest thereof) made by each such persons and each repayment in respect of the principal amount of such Secured Loans.

(b) Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Secured Loans. With respect to any Lender, the assignment of the rights to the principal of, and interest on, any Secured Loan made by such Lender shall not be effective until such assignment is recorded on the Loan Register with respect to ownership of such Secured Loan as provided in this Section 7.15 and prior to such recordation all amounts owing to the assignor with respect to such Secured Loan shall remain owing to the assignor. The Initial Loans made by the Initial Lenders on the Closing Date shall be registered on the Loan Register by the Loan Agent. The registration of an assignment of all or part of any Secured Loan shall be recorded on the Loan Register only upon the acceptance by the Loan Agent of a properly executed and delivered Assignment Agreement pursuant to Section 7.4(d). Each Lender shall promptly provide the Loan Agent any information reasonably requested by it for purposes of maintaining the Register. The entries in the Loan Register shall be conclusive absent manifest error, and the Borrower, the Collateral Trustee and the Loan Agent shall treat each Person whose name is recorded in the Loan Register as the owner of such Secured Loan for all purposes of this Agreement notwithstanding any notice to the contrary.

Upon reasonable request, the Loan Agent will provide to any Lender evidence that such Lender and its Secured Loans are recorded on the Loan Register.

The Loan Agent will provide to the Borrower, the Collateral Trustee or the Collateral Manager a complete list of Lenders (other than a Lender that instructs the Loan Agent in writing otherwise) at any time upon receipt by the Loan Agent of written notice from the Borrower, the Collateral Trustee or the Collateral Manager five (5) Business Days prior.

(c) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in Secured Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Secured Loans or other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such Secured Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Loan Agent and Collateral Trustee (in their capacities as Loan Agent and Collateral Trustee) shall have no responsibility for maintaining a Participant Register.

Section 7.16 Marshalling; Recapture. None of the Collateral Trustee, the Loan Agent or any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Secured Loans. To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or the applicable estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Lender as of the date such initial payment, reduction or satisfaction occurred.

Section 7.17 Lender Representations, etc. (a) By executing this Agreement, whether on the date hereof or pursuant to an assignment permitted hereunder, each Lender represents, warrants and covenants as follows:

(i) It is a commercial bank, insurance company, fund or other financial institution that is a Qualified Institutional Buyer and a Qualified Purchaser; provided that it understands that by entering into the transactions contemplated hereby it is making a loan under a commercial credit facility and that by making the foregoing representation no Lender is characterizing the transactions contemplated herein as the making of an investment in “securities” as defined in the Securities Act.

(ii) In connection with its lending under the Secured Loan: (A) none of the Transaction Parties or any of their respective Affiliates is acting as a fiduciary or financial or investment advisor for it; (B) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Transaction Parties or any of their respective Affiliates; (C) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Agreement and the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Transaction Parties or any of their respective Affiliates; (D) it has read and understands this Agreement and the Indenture; and (E) it is a sophisticated investor and is acquiring an interest in such Secured Loan with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks.

(iii) By executing this Agreement, whether on the date hereof or pursuant to an assignment permitted hereunder, each Lender represents, warrants and covenants as follows:

(A) On each day it is a Lender, (x) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of the Secured Loan (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (y) if it is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Secured Loan (or any interest therein) will not constitute or result in a violation of any Other Plan Law.

(B) If such Lender is, or is acting on behalf of, a Benefit Plan Investor (i) none of the Borrower, the Collateral Manager, the Placement Agent, the Co-Manager, the Collateral Trustee, the Loan Agent, the Collateral Administrator or any of their respective affiliates, has provided or will provide any investment advice within the meaning of Section 3(21) of ERISA to the Benefit Plan Investor, or to any fiduciary or other person investing the assets of the Benefit Plan Investor (“Plan Fiduciary”), in connection with its acquisition, holding or disposition of the Secured Loans (other than in the case of an affiliate of the Placement Agent where a prohibited transaction exemption applies, all of the conditions of which are met, or the transaction is not otherwise prohibited) and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Secured Loans.

(C) It understands that if the Borrower determines that any of the representations, warranties or covenants made by a Lender in paragraphs (A) and (B) above are false or misleading, such Lender will be required by the Borrower to sell or otherwise transfer its Secured Loans to an eligible purchaser (selected by the Borrower) at a price to be agreed between the Borrower (exercising its sole discretion) and such eligible purchaser at the time of sale, subject to the transfer restrictions set out herein and in the Indenture. It understands that the Borrower shall be entitled to deduct from the sale or transfer price an amount equal to all the expenses and costs incurred and any loss suffered by the Borrower as a result of such forced transfer and such Lender will receive the balance, if any.

(iv) It understands that the Borrower has not been registered under the Investment Company Act, and that the Borrower is exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act.

(v) It makes, or is deemed to make, the representations set forth in Section 2.13 of the Indenture.

Each Lender understands that the Borrower, the Loan Agent, the Collateral Trustee, the Collateral Administrator, the Collateral Manager and each of their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

Section 7.18 No Petition; Non-Recourse Obligations. (a) The Collateral Trustee, the Loan Agent and each Lender or Holder or beneficial owner of an interest herein hereby covenants and agrees that it shall not institute against, or join any other Person in instituting against, the Borrower until one year (or if longer, the then applicable preference period) plus one day after all Debt has been paid in full, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law. The Collateral Trustee, the Loan Agent and each Lender or Holder or beneficial owner of an interest herein acknowledges and agrees that if it files or causes the filing of a petition under Bankruptcy Law or any other similar law against the Borrower prior to the expiration of the period specified in the preceding sentence, any claim that it has against the Borrower (including under all Secured Debt of any Class held by it) or with respect to any Collateral Obligations (including any proceeds thereof) will, notwithstanding anything to the contrary in the Priority of Payments and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the claims of each Holder or beneficial owner of any Secured Debt that does not seek to cause any such filing with such subordination being effective until all Secured Debt held by each Holder or beneficial owner that does not seek to cause any such filing is paid in full in accordance with the Priority of Payments (after giving effect to such subordination). This agreement will constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code. The Borrower will direct the Collateral Trustee to segregate payments and take other reasonable steps to effect the foregoing.

(b) The Loan Agent, the Collateral Trustee and each Lender agrees that the obligations of the Borrower under the Secured Loans and this Agreement are limited recourse obligations of the Borrower, payable solely from the Assets in accordance with the terms of the Credit Documents, and, following repayment and realization of the Assets and application of the proceeds thereof in accordance with the Indenture, any claims of the Loan Agent or the Lenders and obligations of the Borrower hereunder shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Secured Loans against any member, shareholder, owner, employee, officer, director, manager, advisor, agent or incorporator or organizer of the Borrower or the Collateral Manager or their respective successors or assigns for any amounts payable under the Secured Loans, this Agreement or the Indenture. It is understood that the foregoing provisions of this Section 7.18(b) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Secured Loans until the Assets have been realized, whereupon any outstanding indebtedness or obligation shall be extinguished and shall not thereafter revive.

(c) This Section 7.18 shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

Section 7.19 Acknowledgment. The Borrower hereby acknowledges that none of the parties hereto has any fiduciary relationship with or fiduciary duty to the Borrower pursuant to the terms of this Agreement, and the relationship between the Collateral Trustee, the Lenders and the Loan Agent on the one hand, and the Borrower, on the other hand, in connection herewith is solely that of debtor and creditor.

Section 7.20 Limitation on Suits. No Lender shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Agreement or the Indenture except as provided in Section 5.8 of the Indenture.

Section 7.21 Unconditional Rights of Lenders to Receive Principal and Interest. Notwithstanding any other provision in this Agreement, the Lenders shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on the Secured Loans as such principal and interest become due and payable in accordance with the Indenture and this Agreement, including the Priority of Payments and Section 2.7(b) and Section 7.18 hereof, and, subject to the provisions of Section 7.20, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Lender.

Section 7.22 Termination of Agreement. Without prejudice to any provision of the Indenture, this Agreement and all rights and obligations hereunder, other than those expressly specified as surviving the termination of this Agreement and the repayment of the Secured Loans and those set forth in Section 4.1 of the Indenture with respect to the Lenders, the Secured Loans or the Loan Agent, shall terminate (i) at such time that all of the Secured Loans are repaid in full in accordance with the terms herein or (ii) upon the final distribution of all proceeds of any liquidation of the Assets pursuant to Article V of the Indenture.

Section 7.23 Separability. In case any provision in this Agreement or the Secured Loans shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.24 CUSIP Global Service Loan Identifier. Prior to date of the Initial Loan, the Borrower shall, if requested by the Lender, obtain a CUSIP Global Service Loan Identifier applicable to this Agreement from the CUSIP Service Bureau.

Section 7.25 Accounts. Each account established pursuant to this Agreement will remain at all times with a federal or state-chartered depository institution that has a short-term debt rating of at least “A-1” and a long-term issuer credit rating of at least “A” (or, in the absence of a short-term debt rating, a long-term issuer credit rating of at least “A+”) by S&P or (b) in segregated trust accounts with the corporate trust department of a federal or state-chartered depository institution that has a short-term debt rating of at least “A-1” and a long-term issuer credit rating of at least “A” (or, in the absence of a short-term debt rating, a long-term issuer credit rating of at least “A+”) by S&P and is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) and, in each case, if such institution’s rating falls below any such rating threshold, the assets held in such Account shall be moved within 30 calendar days to another institution that satisfies those ratings. Such institution shall have a combined capital and surplus of at least U.S.$200,000,000.

Section 7.26 Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States.

(b) As used in this Section 7.26, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

Section 7.27 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 7.28 Conflict of Interest.

(a) The Initial Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Credit Documents or any other agreements or instruments that govern the Secured Loans by virtue of the ownership by it or any parent, subsidiary or Affiliate of the Initial Lender of any equity interest any of them may acquire in the Borrower, and the Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to the Initial Lender’s exercise of any such rights or remedies.

(b) The Initial Lender and its Affiliates (collectively, the “State Street Group”) may provide to the Borrower and its Affiliates (collectively, the “Borrower Group”) a number of services other than those described in the Credit Documents, including, without limitation, transition management, agency securities lending, enhanced custody, principal and agency foreign exchange services, currency management, futures clearing, electronic trading, derivatives, custody, accounting, administration, trustee, and investment advisory services (each a “Non-Lending Service”, and collectively, the “Non-Lending Services”). Nothing in the agreements or other arrangements between any member of the Borrower Group and any member of the State Street Group with respect to any Non-Lending Service, including, without limitation, any custody, trustee or investment advisory services that may be provided to such member of the Borrower Group, will be deemed to modify the terms or conditions of, or the relationship in which the parties act under, the Credit Documents. Similarly, the rights that any member of the Borrower Group may have under the Credit Documents will not modify the terms or conditions of, or the relationship in which the parties act under, the contractual arrangements such member of the Borrower Group has entered into with any member of the State Street Group in respect of any Non-Lending Service.

(i) The relationship between the Borrower and the Initial Lender under this Agreement and the other Credit Documents is one of debtor and creditor. Without limiting the generality of the foregoing, the status of a member of the State Street Group as a fiduciary, trustee, custodian or agent to a member of the Borrower Group under any contractual arrangement or service relationship relating to any Non-Lending Service will not imply or create a similar relationship or related obligation with respect to the transaction described in the Credit Documents. Neither the Initial Lender nor any other member of the State Street Group offers its lending services (including, without limitation, the transaction described in the Credit Documents) as a fiduciary, trustee or custodian.

(ii) Members of the State Street Group, each in its capacity as a provider of Non-Lending Services, may charge fees, including transaction-based or volume-based fees, as may be agreed to by members of the Borrower Group. None of the fees charged by members of the State Street Group in connection with the provision of Non-Lending Services is, or should be considered to be, fees related to the Secured Loans.

(iii) As set forth in the Credit Documents, as compensation for its lending services, the Initial Lender charges various fees and interest to the Borrower. The amount of fees and interest charged by members of the State Street Group to any third party (such as the Borrower) will depend on a number of factors, including State Street Group’s other commercial dealings with such third party, and may vary materially from the fees and interest charged to other third parties. Neither the Initial Lender nor any other member of the State Street Group has any obligation to provide the Borrower or any other member of the Borrower Group with the lowest or “best” pricing or other terms for any commercial lending service (including the Secured Loans). Borrower may be able to obtain more favorable terms for the lending transaction contemplated by the Credit Documents from financial institutions other than the State Street Group.

Section 7.29 Confidentiality. Section 14.15 of the Indenture shall apply mutatis mutandis to this Amendment.

*  *  *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

OWL ROCK CLO XXIV, LLC,
as Borrower

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: President

[Signature page to Class A-L Credit Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Loan Agent

By:	/s/ Khalid El Hejjali
Name: Khalid El Hejjali
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Khalid El Hejjali
Name: Khalid El Hejjali
Title: Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

STATE STREET BANK AND TRUST COMPANY, as Initial Lender

By:	/s/ Stephen Lynch
Name: Stephen Lynch
Title: Vice President

[Signature page to Class A-L Credit Agreement]

ANNEX X

DEFINITIONS

Any defined terms used herein shall have the respective meanings set forth herein.

“Additional Loans” means any additional Loans incurred in accordance with Section 2.2(b) hereof and Section 2.4 of the Indenture.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Agreement” is defined in the preamble.

“Anti-Corruption Laws” means all laws, rules, regulations, orders, degrees, or other requirements concerning or relating to anti-bribery, anti-corruption and anti-kickback matters in the public or private sector, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any similar laws, rules, regulations, orders, decrees, or other requirements.

“Anti-Money Laundering Laws” means all laws, rules, regulations, orders, decrees, or other requirements relating to anti-money laundering or anti-terrorist financing.

“Applicable Law” means, with respect to any Person or matter means any law, rule, regulation, order, decree or other requirement having the force of law relating to such Person or matter and, where applicable, any interpretation thereof by any Person having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

“Applicable Margin” means 1.39%.

“Approved Lender” means a commercial bank, insurance company, fund or other financial institution that makes each of the representations set forth in Section 7.17(a).

“Assignment Agreement” is defined in Section 7.4(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Annex X-1

“Borrower” is defined in the preamble.

“Borrower Order” shall have the meaning assigned to “Issuer Order” in the Indenture; provided that references therein to “this Indenture” shall be read to mean “the Indenture or this Agreement.”

“Borrowing” means the Class A-L Loans made by all Class A-L Lenders on the Closing Date in accordance with Section 2.2.

“Borrowing Request” means an irrevocable notice by electronic mail or facsimile transmission substantially in the form of Exhibit B attached hereto.

“Calculation Agent” means the calculation agent under this Agreement and under the other Credit Documents and any successor thereto in such capacity.

“Cash” means, such funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an account.

“Class A-L Lender” means any of the creditors that are parties to this Agreement and have agreed to make the Class A-L Loans, including each Initial Lender and each Person which becomes an assignee pursuant to Section 7.4(c).

“Class A-L Loan” is defined in Section 2.1.

“Closing Date” means March 5, 2026.

“Collateral Documents” means the Indenture, the Account Control Agreement and any other agreement, instrument or document executed and delivered by or on behalf of the Borrower in connection with the foregoing or pursuant to which a lien is granted in accordance with the terms of the Indenture as security for any of the Secured Loans.

“Collateral Trustee” means the Bank, in its capacity as collateral trustee under this Agreement, the Indenture and the other Credit Documents, and any successor thereto in such capacity.

“Conforming Amendment” means (a) an amendment to this Agreement to make corresponding changes to this Agreement to reflect any changes to the Indenture effected pursuant to Article VIII of the Indenture and (b) amendments to remove conflicts or inconsistencies with the Indenture as determined by the Collateral Manager.

“Credit Documents” means this Agreement, the Collateral Documents and any other agreement, instrument or document executed and delivered by or on behalf of the Borrower in connection with the foregoing.

Annex X-2

“Debt” means the Class A-L Loans and each Class of Notes.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in accordance with the provisions of the Indenture, become an Event of Default.

“Dollar” or “$” means dollars in lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” is defined in Section 5.1.

“FCPA” is defined in Section 4.17.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Indenture” means that certain Indenture and Security Agreement, dated as of March 5, 2026, between the Borrower and the Collateral Trustee, as the same may be amended, modified or supplemented from time to time pursuant to the terms thereof.

“Initial Lender” means each Class A-L Lender executing this Agreement on the Closing Date.

“Initial Loans” means each Class A-L Loan made on the Closing Date.

“Initial Principal Amount” means the amount specified on Schedule 1 hereof.

“Lender” means each Class A-L Lender.

“Lien” means, with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale, sale subject to a repurchase obligation or other title retention agreement relating to such asset).

Annex X-3

“Loan Agent” means the Bank, in its capacity as loan agent for the Lenders under this Agreement and under the other Credit Documents and any successor thereto in such capacity.

“Loan Register” is defined in Section 7.15.

“Majority” means (x) when referring to the Lenders, Secured Loans or Class A-L Loans only, Lenders having Secured Loans representing more than 50% of the aggregate amount of outstanding Secured Loans at such time and (y) when referring to the Controlling Class or Debt, the definition set forth in the Indenture.

“OFAC” is defined in Section 4.17.

“Participant Register” is defined in Section 7.15.

“Percentage” of any Lender means, at any time, the percentage which the Aggregate Outstanding Amount of the Secured Loans of such Lender is of the Aggregate Outstanding Amount of all Secured Loans (including as modified by an amendment hereto in connection with the borrowing of Additional Loans pursuant to Section 2.2(b)) and in all cases as changed from time to time as a consequence of Assignment Agreements pursuant to Section 7.4(c) and as reflected in the Loan Register.

“Person” means an individual or an entity.

“QFC Credit Support” is defined in Section 7.26.

“Rating Agency” means S&P, only for so long as it assigns a rating at the request of the Borrower to the Secured Loans.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Lender” is defined in Section 4.17.

“Sanctions” is defined in Section 4.17.

“Section 13 Banking Entity” means an entity that is defined as a “banking entity” under the Volcker Rule regulations (Section __.2(c)).

“Secured Loan” is defined in Section 2.1.

“Senior Item” is defined in Section 2.7(b).

“Subsidiary” means at any time, with respect to any Person (the “parent”), any corporation, association, partnership, limited liability company or other business entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power to elect the board of directors, general partner, or comparable body of such corporation, association, limited liability company or other business entity or, in the case of a partnership, ownership interests representing more than 50% of the interests of such partnership (irrespective

Annex X-4

of whether at the time securities or other ownership interests of any other class or classes of such corporation, association, partnership, limited liability company or other business entity shall or might have voting power solely upon the occurrence of any contingency) are, at such time owned directly or indirectly by the parent, by one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent and (b) which is also required at such time under GAAP to be consolidated with the parent.

“Successor Agent” is defined in Section 6.8(a).

“Supported QFC” is defined in Section 7.26.

“Swap Contract” is defined in Section 7.26.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” or “U.S.” means the United States of America, its 50 States, the District of Columbia and the Commonwealth of Puerto Rico.

“United States Tax Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code or an entity that is treated as a disregarded entity that is wholly-owned by such a person, in each case, for U.S. federal income tax purposes.

“U.S. Special Resolution Regime” is defined in Section 7.26.”Volcker Rule” means the final Volcker Rule published on December 10, 2013 under Section 619 of the Dodd-Frank Act, as amended from time to time.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Annex X-5

Exhibit A

FORM OF ASSIGNMENT AGREEMENT

Reference is hereby made to that certain Class A-L Credit Agreement, dated as of March 5, 2026 (as amended, modified or supplemented from time to time, the “Loan Agreement”), among Owl Rock CLO XXIV, LLC, a limited liability company organized under the laws of the State of Delaware (the “Borrower”), the Lenders party thereto and The Bank of New York Mellon Trust Company, National Association, as loan agent (the “Loan Agent”) and as collateral trustee (together with any successor under the Indenture, the “Collateral Trustee”), relating to the Secured Loans made thereunder and secured under the Indenture and Security Agreement, dated as of March 5, 2026 (as may be modified and supplemented and in effect from time to time, the “Indenture”) entered into by the Borrower and the Collateral Trustee. Terms used but not defined herein have the respective meanings given to such terms in (or incorporated by reference in) the Loan Agreement.

The Assignor named on the signature pages hereof (the “Assignor”) hereby sells and assigns to the Assignee named on the signature pages hereof (the “Assignee”), and the Assignee hereby purchases and assumes from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Loan Agreement, including, without limitation, the interests set forth below in the Secured Loan of (and the outstanding principal amount specified below of) the Assignor on the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Loan Agreement and the Indenture. From and after the Assignment Date (A) the Assignee shall be a party to and be bound by the provisions of the Loan Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (B) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Loan Agreement. The Assignor hereby represents and warrants to the Assignee that, as of the Assignment Date, the Assignor owns the Assigned Interest free and clear of any lien or other encumbrance. The Assignee hereby makes to the Assignor, the Borrower, the Collateral Manager and the Collateral Trustee all of the representations and warranties set forth in Section 7.17 of the Loan Agreement. The Assignee hereby represents and warrants to the Loan Agent and the Borrower that such assignee is an Approved Lender.

A-1

This Assignment Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Fax No.:

Email:

Details of electronic messaging system:

Payment Instructions:

Federal Taxpayer ID No. of Assignee:

Effective Date of Assignment (“Assignment Date”):

	Amount Assigned (U.S.$)	Amount Retained (U.S.$)	CUSIP
Outstanding Principal
Amount of Class A-L Loan:	[ ]	[ ]	[ ]

The terms set forth above are hereby agreed to:

[Name of Assignor], as Assignor		[Name of Assignee], as Assignee

By:		By:
	Name: Title:		Name: Title:

Consented to by:

Owl Rock CLO XXIV, LLC, as Borrower

By:
Name: Title:

cc:	The Bank of New York Mellon Trust Company, National Association, as Loan Agent

A-2

Exhibit B

FORM OF BORROWING REQUEST

[ ], 2026

State Street Bank and Trust Company, as initial Class A-L Lender

One Lincoln Street

SFC0310

Boston, MA 02111

cc:	The Bank of New York Mellon Trust Company, National Association
601 Travis Street, 16th Floor
Houston, Texas 77002
Attention: Global Corporate Trust – Owl Rock CLO XXIV, LLC
Email: BlueOwlCT@bny.com

Ladies and Gentlemen:

Reference is hereby made to that certain Class A-L Credit Agreement, dated as of March 5, 2026 (as amended, modified or supplemented from time to time, the “Loan Agreement”), among Owl Rock CLO XXIV, LLC, a limited liability company organized under the laws of the State of Delaware (the “Borrower”), the Lenders party thereto and The Bank of New York Mellon Trust Company, National Association, as loan agent (the “Loan Agent”) and as collateral trustee (the “Collateral Trustee”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Loan Agreement.

Pursuant to Section 2.2 of the Loan Agreement, we hereby request a borrowing for the Class A-L Loan in the amount of $[•], no later than 9:00 a.m. (New York time) on [•], 2026 to the following account:

Wire Instructions:

USD
Bank Name:	The Bank of New York Mellon
SWIFT/BIC:	IRVTUS3N
ABA #:	021000018
Account #:	9019231000
Account Name:	Owl Rock XXIV Ramp Up
Attention:	Owl Rock CLO XXIV LLC

B-1

Very truly yours,

OWL ROCK CLO XXIV, LLC, as Borrower

By:
Name:
Title:

Acknowledged by:

STATE STREET BANK AND TRUST COMPANY, as Initial Lender

By:
Name:
Title:

B-2

SCHEDULE 1

INITIAL LENDERS

[Attached Separately]

Schedule 1

SCHEDULE 2

ADDRESSES FOR NOTICES

(a) If to the Collateral Trustee:

The Bank of New York Mellon Trust Company, National Association

601 Travis Street, 16th Floor

Houston, Texas 77002

Attention: Global Corporate Trust – Owl Rock CLO XXIV, LLC

Email: BlueOwlCT@bny.com

(b) If to the Borrower:

Owl Rock CLO XXIV, LLC

c/o Puglisi & Associates

850 Library Avenue

Suite 204, Newark, DE 19711

With a copy to the Collateral Manager

(c) If to the Collateral Manager:

Blue Owl Credit Advisors LLC

399 Park Avenue

37th Floor

New York, NY 10022

(d) If to the Loan Agent:

The Bank of New York Mellon Trust Company, National Association

601 Travis Street, 16th Floor

Houston, Texas 77002

Attention: Global Corporate Trust – Owl Rock CLO XXIV, LLC

Email: BlueOwlCT@bny.com

Schedule 2